CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We consent to the reference to our firm and to the use of our report dated April 7, 2000 in the Post Effective Amendment Number 4 of Dunhill Investment Trust dated June 1, 2000.

/s/ Berge & Company LTD

Cincinnati, Ohio
May 30, 2000